LINENS 'N THINGS, INC.

                                   401(K) PLAN








                           EFFECTIVE NOVEMBER 26, 1996

                               AMENDED MAY 1, 1998

                  AND FURTHER AMENDED THROUGH FEBRUARY 1,1999



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                                  INTRODUCTION


Effective as of November 26, 1996, Linens 'n Things, Inc. established the Linens 'n Things, Inc. 401(k) Profit Sharing Plan for the benefit of such of its employees as are eligible thereunder. The plan was subsequently amended as of January 1, 1997 to reflect the relevant provisions of the Small Business Job Protection Act of 1996. As of January 1, 1998, the plan was amended to provide for the increased automatic lump sum cashout as provided under the Taxpayer Relief Act of 1997 and to revise the plan name to Linens 'n Things, Inc. 401(k) Plan ("Plan"). The Plan was amended as of May 1, 1998 to eliminate hardship withdrawals. The Plan was also amended as of February 1, 1999 to add a Company Stock Fund as an investment option under the Plan and to make certain changes to the Plan as requested by the Internal Revenue Service in connection with the Company's request for a favorable determination letter.

Except as otherwise herein specified, the rights and benefits of any Member who retires or whose employment is terminated are determined in accordance with the provisions of the Plan in effect and operative at the time of such retirement or termination.

                        LINENS 'N THINGS, INC. 401(K) PLAN

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE 1.  DEFINITIONS...................................................1

ARTICLE 2.  ELIGIBILITY AND MEMBERSHIP...................................15
         2.01 ELIGIBILITY................................................15
         2.02 MEMBERSHIP.................................................15
         2.03 REEMPLOYMENT OF FORMER EMPLOYEES AND FORMER MEMBERS........15
         2.04 TRANSFERRED MEMBERS........................................16
         2.05 TERMINATION OF MEMBERSHIP..................................16

ARTICLE 3.  CONTRIBUTIONS................................................17
         3.01 ELECTIVE DEFERRALS.........................................17
         3.02 MATCHING CONTRIBUTIONS.....................................19
         3.03 ROLLOVER CONTRIBUTIONS.....................................19
         3.04 PLAN-TO-PLAN TRANSFERS.....................................20
         3.05 CHANGE IN CONTRIBUTIONS....................................22
         3.06 SUSPENSION OF CONTRIBUTIONS................................22
         3.07 ACTUAL DEFERRAL PERCENTAGE TEST............................22
         3.08 CONTRIBUTION PERCENTAGE TEST...............................25
         3.09 AGGREGATE CONTRIBUTION LIMITATION..........................27
         3.10 ADDITIONAL DISCRIMINATION TESTING PROVISIONS...............27
         3.11 MAXIMUM ANNUAL ADDITIONS...................................29
         3.12 RETURN OF CONTRIBUTIONS....................................32
         3.13 CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE..............33
         3.14 CONTRIBUTIONS NOT CONTINGENT UPON PROFITS..................35

ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS..................................36
         4.01 INVESTMENT FUNDS...........................................36
         4.02 INVESTMENT OF MEMBERS' ACCOUNTS............................36
         4.03 RESPONSIBILITY FOR INVESTMENTS.............................36
         4.04 CHANGE OF ELECTION.........................................37
         4.05 REALLOCATION OF ACCOUNTS AMONG THE FUNDS...................37
         4.06 LIMITATIONS IMPOSED BY CONTRACT............................37
         4.07 PASS-THROUGH OF VOTING RIGHTS..............................37
         4.08 ERISA SECTION 404(C) COMPLIANCE............................38

ARTICLE 5.  VALUATION OF THE ACCOUNTS....................................39
         5.01 VALUATION OF THE INVESTMENT FUNDS..........................39
         5.02 RIGHT TO CHANGE PROCEDURES.................................39
         5.03 STATEMENT OF ACCOUNTS......................................39

                        LINENS 'N THINGS, INC. 401(K) PLAN

                                TABLE OF CONTENTS
                                    (CONT'D)


ARTICLE 6.  VESTED PORTION OF ACCOUNTS...................................40
         6.01 ELECTIVE DEFERRAL ACCOUNT,
              ROLLOVER ACCOUNT, AND TRANSFER ACCOUNT.....................40
         6.02 MATCHING CONTRIBUTION ACCOUNT..............................40
         6.03 DISPOSITION OF FORFEITURES.................................40

ARTICLE 7.  LOANS TO MEMBERS.............................................42
         7.01 AMOUNT AVAILABLE...........................................42
         7.02 TERMS......................................................43

ARTICLE 8 WITHDRAWALS WHILE STILL EMPLOYED...............................46
         8.01 HARDSHIP WITHDRAWAL........................................46
         8.02 PROCEDURES AND RESTRICTIONS................................48

ARTICLE 9.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION
         OF EMPLOYMENT...................................................50
         9.01 ELIGIBILITY................................................50
         9.02 FORM OF DISTRIBUTION.......................................50
         9.03 DATE OF PAYMENT OF DISTRIBUTION............................51
         9.04 AGE 701/2 REQUIRED DISTRIBUTION............................53
         9.05 PROOF OF DEATH AND RIGHT OF BENEFICIARY OR OTHER PERSON....54
         9.06 DISTRIBUTION LIMITATION....................................54
         9.07 STATUS OF ACCOUNTS PENDING DISTRIBUTION....................54
         9.08 DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS...................55
         9.09 TRANSFER TO OTHER QUALIFIED PLANS..........................56

ARTICLE 10.  ADMINISTRATION OF PLAN......................................57
         10.01 APPOINTMENT OF COMMITTEE..................................57
         10.02 DUTIES OF COMMITTEE.......................................57
         10.03 INVESTMENT COMMITTEE......................................58
         10.04 INDIVIDUAL ACCOUNTS.......................................58
         10.05 MEETINGS..................................................58
         10.06 ACTION OF MAJORITY........................................58
         10.07 COMPENSATION AND BONDING..................................59
         10.08 ESTABLISHMENT OF RULES....................................59
         10.09 PRUDENT CONDUCT...........................................59
         10.10 SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY...............60
         10.11 LIMITATION OF LIABILITY...................................60
         10.12 INDEMNIFICATION...........................................60
         10.13 APPOINTMENT OF INVESTMENT MANAGER.........................61
         10.14 NAMED FIDUCIARY...........................................61
         10.15 VALUATION DATE............................................61

                        LINENS 'N THINGS, INC. 401(K) PLAN

                                TABLE OF CONTENTS
                                    (CONT'D)


ARTICLE 11. MANAGEMENT OF FUNDS..........................................62
         11.01 TRUST AGREEMENT...........................................62
         11.02 EXCLUSIVE BENEFIT RULE....................................62

ARTICLE 12. AMENDMENT, MERGER AND TERMINATION............................63
         12.01 AMENDMENT OF PLAN.........................................63
         12.02 MERGER, CONSOLIDATION, OR TRANSFER........................64
         12.03 ADDITIONAL PARTICIPATING EMPLOYERS........................64
         12.04 TERMINATION OF PLAN.......................................65
         12.05 DISTRIBUTION OF ACCOUNTS UPON A SALE OF
               ASSETS OR A SALE OF A SUBSIDIARY..........................66

ARTICLE 13. GENERAL PROVISIONS...........................................67
         13.01 NONALIENATION.............................................67
         13.02 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN.............68
         13.03 FACILITY OF PAYMENT.......................................68
         13.04 INFORMATION...............................................68
         13.05 TOP-HEAVY PROVISIONS......................................69
         13.06 DISPOSITION OF UNCLAIMED BENEFITS.........................72
         13.07 WRITTEN ELECTIONS.........................................73
         13.08 CONSTRUCTION..............................................73

                        LINENS 'N THINGS, INC. 401(K) PLAN

                             ARTICLE I. DEFINITIONS



1.01 "ACCOUNTS" means the Matching Contribution Account, the Elective Deferral Account, the Rollover Account and the Transfer Account.

1.02 "ACTUAL DEFERRAL PERCENTAGE" means, with respect to a specified group of Eligible Employees, the average of the ratios, calculated separately for each Eligible Employee in that group, of (a) the amount of Elective Deferrals made pursuant to Section 3.01 for a Plan Year (including Elective Deferrals returned to a Highly Compensated Employee under
         Section 3.01(c) and Elective Deferrals returned to any Employee pursuant to Section 3.01(d)), to (b) the Eligible Employees' Statutory Compensation for that entire Plan Year, provided that, upon direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Eligible Employee is, or is eligible to become, a Member. The Actual Deferral Percentage for each group and the ratio determined for each Eligible Employee in the group shall be calculated to the nearest one one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Elective Deferrals may be taken into account for a Plan Year only if they:

         (a) relate to compensation that either would have been received by the Eligible Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Eligible Employee in the Plan Year and would have been received by the Eligible Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,

         (b) are allocated to the Eligible Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

         (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.03 "AFFILIATE" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of Sections 1.28 and 3.12, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

1.04 "ANNUAL DOLLAR LIMIT" means $150,000, as adjusted from time to time for cost-of-living in accordance with Section 401(a)(17)(B) of the Code.

1.05 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid following a Member's retirement or other termination of employment.

1.06 "BENEFICIARY" means any person, persons or entity designated by a Member to receive any benefits payable in the event of the Member's death. However, a married Member's spouse shall be his or her sole Beneficiary unless or until he or she elects another Beneficiary with Spousal Consent. Such Spousal Consent must be witnessed by a Plan representative or a notary public. If no Beneficiary designation is in effect at the Member's death, or if no person, persons or entity so designated survives the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member.

1.07 "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

1.08 "BREAK IN SERVICE" means an event affecting forfeitures, which shall commence as of the Member's Severance Date if he or she is not reemployed by the Employer or an Affiliate within one year after a Severance Date. However, if an Employee is absent from work immediately following his or her or her active employment, irrespective of whether the Employee's employment is terminated, because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee or for purposes of caring for that child for a period beginning immediately following that birth or placement, a Break in Service shall occur only if the Member does not return to work within two years of his or her Severance Date. A Break in Service shall not occur during an approved leave of absence or during a period of military service which is included in the Employee's Vesting Service pursuant to Section 1.49.

1.09 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.10 "COMMITTEE" means the person or persons named by the Board of Directors to administer and supervise the Plan as provided in Article 10.

1.11     "COMPANY" means Linens 'n Things, Inc., a Delaware Corporation.

1.12 "COMPANY STOCK FUND" means an investment fund which shall invest primarily in shares of common stock of Linens 'n Things, Inc. with any remaining cash invested in the money market fund under the Plan.

1.13 "COMPENSATION" means remuneration paid to an Eligible Employee by the Employer at the regular basic rate for services rendered as an Eligible Employee, including bonuses, overtime pay, pay for earned vacation, and amounts subject to salary reduction agreements under a cash or deferred arrangement or cafeteria plan as defined, respectively, in Sections 401(k) and 125 of the Code, which are maintained by an Employer, but excluding severance pay, amounts paid pursuant to short term disability policy of the Employer, income relating to stock options and restricted stock awards, equalization payments to expatriates, payments or accruals under a supplemental executive retirement plan, imputed income relating to group term life insurance, payments relating to moving expenses, reimbursements, the Employer's cost or contribution for any private or public employee benefit plan and all other forms of special pay. Compensation shall not exceed the Annual Dollar Limit.

1.14 "CONTRIBUTION PERCENTAGE" means, with respect to a specified group of Eligible Employees, the average of the ratios, calculated separately for each Eligible Employee in that group, of (a) the Eligible Employee's Matching Contributions for that Plan Year (excluding any Matching Contributions forfeited under the provisions of Sections 3.01 and 3.07), to (b) his or her Statutory Compensation for that entire Plan Year provided that, upon direction of the Committee, Statutory Compensation for a Plan Year shall only be counted if received during the period an Eligible Employee is, or is eligible to become, a Member. The Contribution Percentage for each group and the ratio determined for each Eligible Employee in the group shall be calculated to the nearest one one-hundredth of one percent.

1.15 "DISABILITY" means total and permanent physical or mental disability, as determined under the long-term disability policy of Linens 'n Things, Inc., as in effect from time to time.

1.16 "EARNINGS" means the amount of income to be returned with any excess deferrals, excess contributions or excess aggregate contributions under
         Section 3.01, 3.07, 3.08, or 3.09. Earnings on excess deferrals and excess contributions shall be determined by multiplying the income earned on the Elective Deferral Account for the Plan Year by a fraction, the numerator of which is the excess deferrals or excess contributions, as the case may be, for the Plan Year and the denominator of which is the Elective Deferral Account balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year. Earnings on excess aggregate contributions shall be determined in a similar manner by substituting the Matching Contribution Account for the Elective Deferral Account, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.

1.17     "EFFECTIVE DATE" means November 26, 1996.

1.18     "ELECTIVE  DEFERRALS"  means  amounts  contributed  pursuant to Section
         3.01.

1.19 "ELECTIVE DEFERRAL ACCOUNT" means the account credited with the Elective Deferrals made on a Member's behalf, certain Transfers as specified in Section 3.04 and the expenses, gains, and losses attributable thereto.

1.20 "ELIGIBLE EMPLOYEE" means any Employee regularly employed by an Employer who is paid from a payroll maintained in the United States, Puerto Rico, or the U.S. Virgin Islands and who receives regular stated compensation from an Employer other than a pension, severance pay, retainer, or fee under contract. The term "Eligible Employee" shall not include any Employee who is (i) a Leased Employee of any Employer and who is employed by a leasing organization (as defined in Section 414(n)(2) of the Code which is not an Affiliate), (ii) included in a unit of employees covered by a collective bargaining agreement which does not provide for his or her membership in the Plan, (iii) a nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States, or (iv) an individual who, on the basis of his or her regular stated work schedule, is classified by the Company as a temporary Employee. Notwithstanding the foregoing, the Committee may, by written resolution, exclude from or include within, the category of Eligible Employee any class of Employees. Any such designation shall be made in a uniform and nondiscriminatory manner.

1.21 "EMPLOYEE" means an individual who renders services for pay to the Employer or any Affiliate or a Leased Employee.

1.22 "EMPLOYER" means the Company or any successor by merger, purchase or otherwise, with respect to its Eligible Employees; or any other company participating in the Plan as provided in Section 12.03, with respect to its Eligible Employees.

1.23 "EMPLOYMENT COMMENCEMENT DATE" means the first day of employment of an Employee by the Employer or an Affiliate and the first day of reemployment of an Employee by an Employer or an Affiliate following such Employee's Break in Service.

1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25     "FUND"  or  "INVESTMENT   FUND"  means  the  separate  funds  in  which
         contributions to the Plan are invested in accordance with Article 4.

1.26 "HIGHLY COMPENSATED EMPLOYEE" means for a Plan Year beginning on or after January 1, 1997, any employee of the Employer or an Affiliate (whether or not eligible for membership in the Plan) who:

         (i) was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year, or

         (ii) for the preceding Plan Year received Statutory Compensation in excess of $80,000, and if the Employer so elects, was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

         Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliate which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

         The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.27 "HOUR OF SERVICE" means, with respect to any applicable computation period,

         (a) each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an
                   Affiliate;

         (b) each hour for which the Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

         No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, Workers' Compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2.

1.28 "LEASED EMPLOYEE" means any person performing services for the Employer or an Affiliate as a leased employee as defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Eligible Employee, the entire period during which he or she has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he or she shall not, by reason of that status, become a Member of the Plan.

1.29     "MATCHING  CONTRIBUTIONS" means amounts contributed pursuant to Section
         3.02.

1.30     "MATCHING   CONTRIBUTION  ACCOUNT"  means  the  account  credited  with
         Matching Contributions, certain Transfers as specified in Section 3.04, and the expenses, gains, and losses attributable thereto.

1.31 "MEMBER" means any person included in the membership of the Plan as provided in Article 2.

1.32 "NON-HIGHLY COMPENSATED EMPLOYEE" means for any Plan Year an employee of the Employer or an Affiliate who is not a Highly Compensated Employee for that Plan Year.

1.33 "PLAN" means on and after January 1, 1998, the Linens 'n Things, Inc. 401(k) Plan as set forth in this document or as amended from time to time. Prior to January 1, 1998, the Plan was known as the Linens 'n Things, Inc. 401(k) Profit Sharing Plan.

1.34 "PLAN YEAR" means the 12-month period beginning on any January 1. The first Plan Year is a short Plan Year beginning on November 20, 1996 and ending on December 31, 1996.

1.35     "PRIOR  PLAN"  means  the  401(k)  Profit   Sharing  Plan  of  Melville
         Corporation and Affiliated Companies.

1.36 "QUALIFIED NON-ELECTIVE CONTRIBUTIONS" means contributions made by the Employer pursuant to Section 3.10(d).

1.37 "RETIREMENT" means termination of employment with the Employer and all Affiliates after reaching the earlier of (a) age 65 with five years of Vesting Service or (b) age 55 with ten years of Vesting Service.

1.38 "ROLLOVER ACCOUNT" means the account credited with the Rollover Contributions made by a Member, certain Transfers as specified in
         Section 3.04, and the expenses, gains and losses attributable thereto.

1.39     "ROLLOVER  CONTRIBUTIONS" means amounts contributed pursuant to Section
         3.03.

1.40 "SEVERANCE DATE" means the earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an Employee is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.41 "SPOUSAL CONSENT" means the written consent of a Member's spouse to the Member's designation of a specified Beneficiary. That consent shall be witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member's election. The requirement for spousal consent may be waived by the Committee if it believes there is no spouse, the spouse cannot be located, a legal separation has occurred or because of such other circumstances as may be established by applicable law.

1.42 "STATUTORY COMPENSATION" means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to a Company or an Affiliate, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Effective with the Plan Year beginning January 1, 1998, Statutory Compensation shall include Elective Deferrals and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. Statutory Compensation shall not exceed the Annual Dollar Limit, provided that such Limit shall not be applied in determining Highly Compensated Employees under Section 1.25.

1.43 "TRANSFER ACCOUNT" means the account credited with certain amounts contributed to the Plan from the Prior Plan or pursuant to Section 3.04 and the expenses, gains, and losses attributable thereto.

1.44     "TRANSFERS"  means the amount  transferred  to the Plan as  provided in
         Section 3.04(a).

1.45 "TRUST" or "TRUST FUND" means the fund established by the Board of Directors as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.46 "TRUSTEE" means the trustee or trustees holding the funds of the Plan as provided in Article 10.

1.47 "VALUATION DATE" means the date or dates in each calendar month on which any valuation is made, as determined under Committee procedures established pursuant to Section 10.15.

1.48 "VESTED PORTION" means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6 or, if applicable, Section 13.05.

1.49 "VESTING SERVICE" means, with respect to any Employee, the Employee's period of employment with the Employer or any Affiliate, beginning on the date he or she first completes an Hour of Service and ending on his or her Severance Date, provided that:

         (a)      employment prior to age 18 shall be disregarded;

         (b) if employment terminates and the Employee is reemployed within one year of the earlier of (i) the Employee's date of termination or (ii) the first day of an absence from service immediately preceding his or her date of termination, the period between the Employee's Severance Date and the Employee's date of reemployment shall be included in the Employee's Vesting Service;

         (c) if the Employee is absent from the service of the Employer or any Affiliate because of service in the Armed Forces of the United States and he or she returns to service with the Employer or an Affiliate having applied to return while his or her reemployment rights were protected by law, the absence shall be included in the Employee's Vesting Service;

         (d) if the Employee is on a leave of absence approved by the Employer, under rules uniformly applicable to all Employees similarly situated, the Employer may authorize the inclusion in his or her Vesting Service of any portion of that period of leave which is not included in his or her Vesting Service under (a) or (b) above; and

         (e) if the Employee's employment is terminated and the Employee is later reemployed after he or she has incurred a Break in Service, the Employee's Vesting Service after reemployment shall be aggregated with his or her previous period or periods of Vesting Service if (i) the Employee was vested in his or her Matching Contribution and Employer Contributions Account at the time of his or her Break in Service or (ii) the period from the Employee's Break in Service to his or her subsequent reemployment does not equal or exceed the greater of five years or the Employee's period of Vesting Service before his or her Break in Service.

         Notwithstanding the foregoing, the period of a Member's employment rendered prior to the Effective Date which was recognized under the Prior Plan as vesting service shall be recognized as Vesting Service under this Plan on behalf of such Member.

         An Employee's Vesting Service shall be measured in years and days, with each 365 days of Vesting Service being equivalent to one year of Vesting Service.

1.50 "YEAR OF PARTICIPATION SERVICE" means, with respect to any Employee, a consecutive 12-month period of employment with the Employer or any Affiliate, beginning on the date he or she first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date in which he or she first completes at least 1,000 Hours of Service. Notwithstanding the foregoing, the period of an Employee's employment rendered prior to the Effective Date which was recognized under the Prior Plan as participation service shall be recognized as Participation Service under this Plan on behalf of such Member.

                      ARTICLE 2. ELIGIBILITY AND MEMBERSHIP

2.01     ELIGIBILITY

         Each Eligible Employee who was a member of the Prior Plan on November 19, 1996 shall become a Member on the Effective Date, provided he or she is still an Eligible Employee. Each other Eligible Employee shall be eligible to become a Member on the first day of the first payroll period coinciding with or immediately following the date he or she completes one Year of Participation Service and attains his or her 21st birthday, provided he or she is then an Eligible Employee.

2.02     MEMBERSHIP

         An Eligible Employee shall become a Member on the first day of the first payroll period after the date he or she files with the Company in a manner prescribed by the Committee:

         (a)      his or her election described in Section 3.01;

         (b) his or her authorization to the Employer to reduce his or her Compensation;
         (c)      his or her investment elections; and

         (d)      his or her Beneficiary designation.

2.03     REEMPLOYMENT OF FORMER EMPLOYEES AND FORMER MEMBERS

         Any person reemployed by the Employer as an Eligible Employee, who was previously a Member or who was previously eligible to become a Member, shall be eligible to become a Member upon making the elections and designation in accordance with Section 2.02. Any person reemployed by the Employer as an Eligible Employee, who was not previously eligible to become a Member, shall become a Member upon completing the eligibility requirements described in Section 2.01 and filing the appropriate elections and designation in accordance with Section 2.02.

2.04     TRANSFERRED MEMBERS

         A Member who remains in the employ of the Employer or an Affiliate but ceases to be an Eligible Employee shall continue to be a Member of the Plan but shall not be eligible to receive allocations of Elective Deferrals or Matching Contributions while his or her employment status is other than as an Eligible Employee.

2.05     TERMINATION OF MEMBERSHIP

         A Member's membership shall terminate on the Member's Severance Date unless the Member is entitled to benefits under the Plan, in which event his or her membership shall terminate when those benefits are distributed to the Member in full.

                            ARTICLE 3. CONTRIBUTIONS

3.01     ELECTIVE DEFERRALS

(a) A Member may elect to reduce his or her Compensation payable while a Member by at least 2 percent and not more than 15 percent, in multiples of 1 percent, and have that amount contributed to the Plan by the Employer as Elective Deferrals. Elective Deferrals shall be further limited as provided below and in Sections 3.07, 3.10, and 3.11. Any Elective Deferrals shall be paid to the Trustee as soon as practicable, but in no event later than the 15th day of the month following the month in which the amounts would otherwise have been payable to the Member in cash.

(b) In no event shall the Member's Elective Deferrals and similar contributions made on his or her behalf by the Employer or an Affiliate to all plans, contracts or arrangements subject to the provisions of
         Section 401(a)(30) of the Code in any calendar year exceed $7,000 as adjusted from time to time for cost-of-living pursuant to Section 402(g)(5) of the Code. If a Member's Elective Deferrals in a calendar year reach that dollar limitation, his or her election of Elective Deferrals for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Member's election of Elective Deferrals shall again become effective in accordance with his or her previous election.

(c) In the event that the sum of the Elective Deferrals and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliate exceeds the dollar limitation in Section 3.01(b) for any calendar year, the Member shall be deemed to have elected a return of Elective Deferrals in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Elective Deferrals previously returned to the Member under Section 3.07 for that calendar year. In the event any Elective Deferrals returned under this paragraph (c) were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Member, the Employer shall make reasonable efforts to recover the contributions from the Member.

(d) If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliate for any calendar year and those contributions when added to his or her Elective Deferrals exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Elective Deferrals previously returned to the Member under Section 3.07 for that calendar year. In the event any Elective Deferrals returned under this paragraph (d) were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with Earnings, shall be forfeited and used to reduce Employer contributions. In the event those Matching Contributions subject to forfeiture have been distributed to the Member, the Employer shall make reasonable efforts to recover the contributions from the Member.

(e) Except as provided in this Section 3.01 with respect to Elective Deferrals or Section 3.03 with respect to Rollover Contributions, Members are not required or permitted to make any other contributions under this Plan.

3.02     MATCHING CONTRIBUTIONS

         The Employer shall contribute on behalf of each of its Members who elects to make Elective Deferrals an amount equal to 100 percent of the first 6 percent of Elective Deferrals made on behalf of the Member to the Plan during each payroll period. The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.07, 3.08, and 3.09. If any portion of the Elective Deferrals to which the Matching Contribution relates is returned to the Member under Section 3.01, 3.07, 3.08, or 3.09, the corresponding Matching Contribution shall be forfeited, and if any amount of the Matching Contribution is deemed an excess aggregate contribution under
         Section 3.08 such amount shall be forfeited in accordance with the provisions of that Section. The Matching Contributions shall be paid to the Trustee as soon as practicable.

3.03     ROLLOVER CONTRIBUTIONS

         With the permission of the Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from an Eligible Employee, whether or not he or she has met the eligibility requirements for membership, in cash, any amount previously received (or deemed to be received) by him or her from a plan qualified under Section 401 (a) of the Code.

         The Plan may receive such amount either directly from the Eligible Employee, from an individual retirement account or from a qualified plan in the form of a direct rollover. Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Eligible Employee provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Eligible Employee. An Eligible Employee making a Rollover Contribution shall be entitled to make investment elections under Section 4.02 with respect to such Rollover Contributions.

3.04     PLAN-TO-PLAN TRANSFERS

         (a) Without regard to any limitations on contributions set forth in this Article 3, the Committee may, in its discretion, direct the Trustee to accept a direct transfer, in cash, of any assets held for a Member's benefit under a qualified retirement plan of an Employer or the former employer of such Member from the trustee or custodian of such other plan. Such plan-to-plan transfer shall be accompanied by written instruction showing separately the portion of the transfer attributable to contributions by an Employer or the former employer and by the Member respectively.

         (b) Notwithstanding the foregoing, separate written instructions delivered to the Committee shall identify the portion of the transferred funds, if any, attributable to any period during which the Member participated in a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit sharing plan which would otherwise have provided a life annuity form of payment to the Member as the normal form of payment.

         (c) The Committee shall be entitled to rely on the written instructions with respect to character of the transferred funds and there shall be reflected in an appendix to the Plan any special rules relating to transferred funds. To the extent that such transferred amount is attributable to contributions by an Employer or the former employer, it shall be maintained in a separate transfer account. To the extent that such transferred amount is attributable to after-tax contributions by the Member, it shall be maintained in a voluntary contribution transfer account established for the Member. Notwithstanding the foregoing, the Committee may direct that the fair market value of any transferred amounts be credited to:

                  (i) the Member's Matching Contribution Account, to the extent the amounts were attributable to employer contributions made on the Member's behalf;

                  (ii) the Member's Rollover Account, to the extent such amounts were held in a rollover account under the transferor plan; and

                  (iii) the Member's Elective Deferral Account, to the extent such amounts were attributable to any tax-deferred contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) made on the Member's behalf.

3.05     CHANGE IN CONTRIBUTIONS

         The  percentage  of  Compensation  designated by a Member under Section
         3.01 shall remain in effect until modified or revoked and shall automatically apply to increases and decreases in the Member's Compensation. A Member may change his or her election under Section
         3.01 by giving such prior notice to the Committee in any manner that the Committee shall prescribe. The changed percentage shall become effective as of the first day of the first payroll period beginning after the expiration of the notice period.

3.06     SUSPENSION OF CONTRIBUTIONS

         A Member may revoke his or her election under Section 3.07 at any time by giving such advance notice to the Committee in any manner that the Committee shall prescribe. The revocation shall become effective as of the first day of the first payroll period beginning after the expiration of the notice period. A Member who has revoked his or her election under Section 3.01 for a period of at least six months may apply to the Committee to resume having his or her Compensation reduced in accordance with Section 3.01 as of the first day of the first payroll period next following such advance notice of that intent in any manner that the Committee shall prescribe.

3.07     ACTUAL DEFERRAL PERCENTAGE TEST

         With respect to each Plan Year commencing on or after January 1, 1997, the Actual Deferral Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members multiplied by 1.25. If the Actual Deferral Percentage for such Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for such Highly Compensated Employees may not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members by more than two percentage points, and such Actual Deferral Percentage for such Highly Compensated Employees may not be more than 2.0 times the Actual Deferral Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.09).

         The Committee may implement rules limiting the Elective Deferrals which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this Section 3.07 has been exceeded in any Plan Year, the following provisions shall apply:

         (a) The amount of Elective Deferrals made on behalf of some or all Highly Compensated Employees shall be reduced until the provisions of this Section are satisfied as follows. The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of the Member's Statutory Compensation. The amount of Elective Deferrals made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be added together. This total dollar amount of excess contributions ("excess contributions") shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b) below.

         (b) The Elective Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals shall be reduced by the lesser of (i) the amount required to cause that Member's Elective Deferrals to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals or (ii) an amount equal to the total excess contributions. This procedure is repeated until all excess contributions are allocated. The amount of excess contributions allocated to a Highly Compensated Employee, together with Earnings thereon, shall be distributed to him in accordance with the provisions of paragraph (c).

         (c) The excess contributions allocated to a Member shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Elective Deferrals previously returned to the Member under Section 3.01 for that Plan Year. In the event any Elective Deferrals returned under this Section 3.07 were matched by Matching Contributions, such corresponding Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Employer Contributions.

         (d) In the event any Matching Contributions subject to forfeiture under this Section 3.07 have been distributed to the Member, the Employer shall make reasonable efforts to recover the contributions from the Member.

3.08     CONTRIBUTION PERCENTAGE TEST

         With respect to each Plan Year beginning on or after January 1, 1997, the Contribution Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Contribution Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members multiplied by 1.25. If the Contribution Percentage for such Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for such Highly Compensated Employees may not exceed the Contribution Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members by more than two percentage points, and the Contribution Percentage for such Highly Compensated Employees for the Plan Year may not be more than 2.0 times the Contribution Percentage for all Non-Highly Compensated Employees who are Members or eligible to become Members (or such lesser amount as the Committee shall determine to satisfy the provisions of Section 3.09).

         If the Committee determines that the limitation under this Section 3.08 has been exceeded in any Plan Year, the following provisions shall apply:

         (a) The amount of Matching Contributions made on behalf of some or all Highly Compensated Employees in the Plan Year shall be reduced until the provisions of this Section are satisfied as follows. The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of a Member's Statutory Compensation. The amount of Matching Contributions made by or on behalf of each Highly Compensated Employee in excess of the amount permitted under his revised actual contribution ratio shall be added together. This total dollar amount of excess contributions ("excess aggregate contributions") shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (b).

         (b) The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (i) the amount required to cause that Member's Matching Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) an amount equal to the total excess aggregate contributions. This procedure is repeated until all excess aggregate contributions are allocated. The amount of excess aggregate contributions allocated to each Highly Compensated Employee, together with Earnings thereon, shall be distributed or forfeited in accordance with the provisions of paragraph (c) below.

         (c) Excess aggregate contributions allocated to a Highly Compensated Employee, to the extent attributable to vested Matching Contributions, shall be paid to the Member and the
                  Matching Contributions which are forfeitable under the Plan shall be forfeited and applied to reduce Employer Contributions.

         (d) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

3.09     AGGREGATE CONTRIBUTION LIMITATION

         Notwithstanding the provisions of Sections 3.07 and 3.08, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group, after applying the provisions of Sections 3.07 and 3.08, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 3.08.

3.10     ADDITIONAL DISCRIMINATION TESTING PROVISIONS

         (a) If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliate, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which elective deferrals or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of Sections 3.07, 3.08 and 3.09. If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.34, the contributions to be taken into account in applying the limitations of Sections 3.07, 3.08, and 3.09 will be those made in the plan years ending with or within the same calendar year.

         (b) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 3.07, 3.08, and 3.09 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (c) only if they have the same plan year.

         (c) The Employer may elect to use Elective Deferrals to satisfy the tests described in Sections 3.08 and 3.09, provided that the test described in Section 3.07 is met prior to such election, and continues to be met following the Employer's election to shift the application of those Elective Deferrals from Section 3.07 to Section 3.08.

         (d) The Employer may authorize that special "qualified nonelective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Members, who are not Highly Compensated Employees, as the Committee shall determine. The Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100 percent nonforfeitable when made and shall not be available for withdrawal prior to termination of employment. Qualified nonelective contributions shall be treated as Elective Deferrals to the extent permitted under Treas. Reg. Section 1.401(k)-1(b)(5). Qualified nonelective contributions made for the Plan Year may be used to satisfy the tests described in Sections 3.07, 3.08, and 3.09, where necessary.

         (e) For Plan Years commencing on and after January 1, 1999, if the Employer elects to apply the provisions of Section 410(b)(4)(B) to satisfy the requirements of Section 401(k)(3)(A)(i) of the Code, the Employer may apply the provisions of Sections 3.07, 3.08, and 3.09 by excluding from consideration all eligible employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.

3.11     MAXIMUM ANNUAL ADDITIONS

         (a) The annual addition to a Member's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliate, shall not exceed an amount which is equal to the lesser of (i) 25 percent of his or her aggregate remuneration for that Plan Year or (ii) $30,000, as adjusted pursuant to Section 415(d) of the Code.

         (b) For purposes of this Section, the "annual addition" to a Member's Accounts under this Plan or any other qualified defined contribution plan (including a deemed qualified defined contribution plan under a defined benefit plan) maintained by the Employer or an Affiliate shall be the sum of:

                  (i)      the   total    contributions,    including   Elective
                           Deferrals,   made  on  the  Member's  behalf  by  the
                           Employer and all Affiliates,

                  (ii) all Member contributions, exclusive of any Rollover Contributions, and

                  (iii)    forfeitures, if applicable,

                  that have been allocated to the Member's Accounts under this Plan or his or her accounts under any other such qualified defined contribution plan, and solely for purposes of clause
                  (i) of paragraph (a) above,

                  (iv)     amounts   described   in   Sections   415(l)(1)   and
                           419A(d)(2) allocated to the Member.

                  For purposes of this paragraph (b), any Elective Deferrals distributed under Section 3.07 and any Matching Contributions, distributed or forfeited under the provisions of Section 3.01, 3.07, 3.08, or 3.09 shall be included in the annual addition for the year allocated.

         (c) For purposes of this Section, the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Employer or an Affiliate for personal services actually rendered, and shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Member under Sections 125, 402(g), or 457 of the Code, but shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(g)(3), or 457 of the Code.

         (d) If the annual addition to a Member's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation due to a reasonable error in estimating a Member's annual compensation or in determining the amount of Elective Deferrals that may be made with respect to a Member under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

                  (i)      The  Member's   unmatched  Elective  Deferrals  under
                           Section 3.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.

                  (ii) The Member's matched Elective Deferrals and corresponding Matching Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Elective Deferrals shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by the Employer.

         Any Elective Deferrals returned to a Member under this paragraph (f) shall be disregarded in applying the dollar limitation on Elective Deferrals under Section 3.01(b) and in performing the Actual Deferral Percentage Test under Section 3.07.

3.12     RETURN OF CONTRIBUTIONS

         (a) If the Commissioner of Internal Revenue, on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Section 401(a) of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer's contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of qualification. The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

         (b) If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions, provided that the contribution is returned within one year after the disallowance of deduction. For this purpose, all contributions (including Elective Deferrals) made by the Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

         (c) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

         (d) In the event that Elective Deferrals made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.12, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Elective Deferrals so returned shall be distributed in cash to those Members for whom those contributions were made; provided, however, that if the contributions are returned under the provisions of paragraph (a) above, the amount of Elective Deferrals to be distributed to Member shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.13     CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE

         (a) Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credited with respect to qualified military service will be provided in accordance with
                  Section 414(u) of the Code.

         (b) Without regard to any limitations on contributions set forth in this Article 3, a Member who is credited with Vesting Service under the provisions of Section 1.49(b), because of a period of service in the uniformed services of the United States beginning on or after the Effective Date, may elect to contribute to the Plan the Elective Deferrals that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Employer throughout such period of absence ("make-up contributions"). The amount of make-up contributions shall be determined on the basis of the Member's Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time. Any Elective Deferrals so determined shall be limited as provided in Sections 3.01(b), 3.07, 3.08 and 3.09 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. Any payment to the Plan described in this paragraph shall be made during the applicable repayment period. The repayment period shall equal three times the period of absence, but not longer than five years and shall begin on the later of: (i) the Member's date of reemployment, or (ii) the date the Employer notifies the Eligible Employee of his rights under this Section 3.13. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made in accordance with the provisions of Article 4.

         (c) With respect to a Member who makes the election described in paragraph (a) above, the Employer shall make Matching Contributions on the make-up contributions in the amount described in the provisions of Section 3.02 as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions under this paragraph shall be made during the period described in paragraph (b) above. Earnings (or losses) on Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article 4. Any limitations on Matching Contributions described in Sections 3.02, 3.07, 3.08, and 3.09 shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

         (d) All contributions under this Section 3.13 are considered "annual additions," as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 3.12 with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

3.14     CONTRIBUTIONS NOT CONTINGENT UPON PROFITS

         The Employer may make contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing plan" for all purposes of the Code.

                     ARTICLE 4. INVESTMENT OF CONTRIBUTIONS

4.01     INVESTMENT FUNDS

         (a) Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Committee, which from time to time may include the Company Stock Fund and such equity funds, international equity funds, fixed income funds, money market funds, and other funds as the Committee elects to offer.

         (b) The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations specified in the trust agreement.

         (c) Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the above Funds shall be reinvested in the respective Fund.

4.02     INVESTMENT OF MEMBERS' ACCOUNTS

         A Member shall make one investment election covering his or her Accounts in accordance with one of the following options:

         (a)      100 percent in one of the available Investment Funds;

         (b) in more than one Investment Fund allocated in multiples of 1 percent.

         If no investment election is made, any contributions made on the Member's behalf shall be invested in a money market fund.

4.03     RESPONSIBILITY FOR INVESTMENTS

         Each Member is solely responsible for the selection of his or her investment options. The Trustee, the Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his or her Accounts shall be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.04     CHANGE OF ELECTION

         A Member may change his or her investment election under Section 4.02 by giving such advance written notice to the Committee in the manner that the Committee shall prescribe. Such changed investment election shall become effective as soon as administratively practicable following such notice and shall be effective only with respect to subsequent contributions.

4.05     REALLOCATION OF ACCOUNTS AMONG THE FUNDS

         A Member may elect to reallocate his or her Accounts among the Investment Funds, in multiples of 1 percent, by giving such advance written notice to the Committee as the Committee shall prescribe. Such reallocation shall be effective as soon as administratively practicable following such notice.

4.06     LIMITATIONS IMPOSED BY CONTRACT

         Notwithstanding anything in this Article to the contrary, any contributions invested in a fund of guaranteed investment contracts shall be subject to any and all terms of such contracts, including any limitations placed on the exercise of any rights otherwise granted to a Member under any other provisions of this Plan with respect to such contributions.

4.07     PASS-THROUGH OF VOTING RIGHTS

         (a) To the extent a Member directs the investment of some portion of his or her Accounts in the Company Stock Fund, all voting, tender and similar rights shall be passed through to the Member and the Member shall direct the Trustee as to how said rights shall be excercised. With respect to the portion of the
                  Member's  Accounts  which  has been  invested  in   the other
                  Investment Funds offered under the Plan, the Trustee shall vote all interests held by the Trust as directed by the Employer.

         (b) Procedures shall be established and maintained to ensure the confidentiality of all information regarding a Member's purchase, holding and sale of Company Stock as well as the Member's exercise of appurtenant rights under this Section 4.07, except to the extent necessary to comply with federal law or state law not preempted by ERISA. The Committee is hereby designated as the fiduciary responsible for ensuring that these confidentiality procedures are adequate and are followed. In the event that the Committee determines that a particular transaction relating to the Company Stock Fund may involve the potential for undue Employer influence, the Committee shall designate an independent fiduciary, who shall not be an affiliate of the Employer, to assume responsibility for all activities relating to said transaction.

4.08     ERISA SECTION 404(C) COMPLIANCE

         This Plan is intended to constitute a plan described in Section 404(c) of ERISA.

                      ARTICLE 5. VALUATION OF THE ACCOUNTS

5.01     VALUATION OF THE INVESTMENT FUNDS

         The Trustee shall value the Investment Funds on each business day. On each Valuation Date there shall be allocated to the Accounts of each Member his or her proportionate share of the increase or decrease in the fair market value of his or her Accounts in each of the Funds. Whenever an event requires a determination of the value of the Member's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.

5.02     RIGHT TO CHANGE PROCEDURES

         The Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

5.03     STATEMENT OF ACCOUNTS

         At least once a calendar quarter, each Member shall be furnished with a statement setting forth the value of his or her Accounts and the Vested Portion of his or her Accounts.

                      ARTICLE 6. VESTED PORTION OF ACCOUNTS

6.01     ELECTIVE DEFERRAL ACCOUNT, ROLLOVER ACCOUNT, AND TRANSFER ACCOUNT

         A Member shall at all times be 100 percent vested in, and have a nonforfeitable right to, his or her Elective Deferral Account, Rollover Account, and Transfer Account.

6.02     MATCHING CONTRIBUTION ACCOUNT

         (a) A Member shall be vested in, and have a nonforfeitable right to, his or her Matching Contribution Account in accordance with the following schedule:

              YEARS OF VESTING SERVICE           VESTED PERCENTAGE
                less than 3 years                      0%
            at least 3 years but less than 5          50%
                5 or more years                      100%


         (b) Notwithstanding the foregoing, a Member shall be 100 percent vested in, and have a nonforfeitable right to, his or her Accounts upon death, Disability, Retirement, or the later of the attainment of his or her 65th birthday or the fifth anniversary of the date he or she becomes a Member.

6.03     DISPOSITION OF FORFEITURES

         Upon termination of employment of a Member who was not vested in his or her Matching Contribution Account, his or her Matching Contribution Account shall be forfeited. If the former Member is reemployed by the Employer or an Affiliate before incurring a period of Break in Service of five years, his or her Matching Contribution Account shall be restored. The Committee shall direct the Trustee to apply forfeitures during each Plan Year (i) to restore amounts previously forfeited by Members but required to be reinstated upon resumption of employment,
         (ii) to pay administrative expenses, or (iii) to reduce Employer contributions. If forfeitures for any Plan Year are insufficient to restore forfeitures required to be restored by this Section 6.03, the Employer shall contribute the balance required for that purpose.

                           ARTICLE 7. LOANS TO MEMBERS

7.01     AMOUNT AVAILABLE

         (a) A Member who is an Employee of the Employer or an Affiliate may borrow, on application to the Committee and on approval by the Committee under such uniform rules as it shall adopt, an amount which, when added to the outstanding balance of any other loans to the Member from this Plan or any other qualified plan of the Employer or an Affiliate, does not exceed the lesser of

                  (i) 50 percent of the Vested Portion of his or her Accounts, or

                  (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Member from such plans during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Member from such plans on the date on which the loan is made.

         (b) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be based on the interest rates charged by persons in the business of lending money for loans of similar purpose and duration. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

         (c) The amount of the loan is to be transferred from the Investment Funds in which the Member's Accounts are invested to a special "Loan Fund" for the Member under the Plan. The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Member. The amount transferred to the Loan Fund shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Member's Loan Fund.

         Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member's then effective investment election.

7.02     TERMS

         (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

                  (i) An application for a loan by a Member shall be made in the manner and form prescribed by the Committee, whose action in approving or disapproving the application shall be final;

                  (ii) Each loan shall be evidenced by a promissory note executed by the Member and payable to the Plan on a fixed maturity date meeting the requirements of this
                           Section 7.02, but in not event later than the Member's termination of employment;

                  (iii) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member. In the event a Member enters the uniformed services of the United States and retains reemployment rights under law, repayments shall be suspended during the period of leave and the period of repayment shall be extended by the number of months of the period of service in the uniformed services;

                  (iv) Payments of principal and interest will be made by payroll deductions in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period.

         (b) If a loan is not paid when the Member's benefits hereunder are to be distributed, then any unpaid portion of such loan and unpaid interest thereon shall be deducted by the Trustee from the Member's Account before benefits are paid from the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Member. If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Member's Elective Deferral Account or Matching Contribution Account until such time as a distribution of such Accounts could otherwise be made under the Plan.

         (c) If the Company makes a disposition of assets or of a subsidiary and the Member becomes an employee of the acquiring entity, the Committee may, in its discretion, transfer a Member's outstanding loan to the trustee of the qualified retirement plan maintained by the acquiring employer.

         (d) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.

         (e) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

                   ARTICLE 8. WITHDRAWALS WHILE STILL EMPLOYED

8.01     HARDSHIP WITHDRAWAL

         (a) Effective as of July 1, 1997, a Member may, subject to Section 8.02, elect to withdraw all or part of the Elective Deferrals made on his or her behalf to his or her Elective Deferral Account upon furnishing proof of Hardship satisfactory to the Committee. Notwithstanding the foregoing, effective May 1, 1998, the provisions of Article 8 shall be inapplicable on and after such date and no withdrawals of Elective Deferrals shall be permitted on or after such date.

         (b) A Member shall be considered to have incurred a "Hardship" if, and only if, he or she meets the requirements of paragraphs
                  (c) and (d) below.

         (c) As a condition for Hardship there must exist with respect to the Member an immediate and heavy need to draw upon his or her Elective Deferral Account. The Committee shall presume the existence of such immediate and heavy need if the requested withdrawal is on account of any of the following:

                  (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, his or her spouse or any of his or her dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;

                  (ii)     costs directly related to the purchase of a principal
                           residence   of   the   Member   (excluding   mortgage
                           payments);

                  (iii) payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Member, his spouse, children, or dependents (as defined in Section 152 of the Code);

                  (iv) payment of amounts necessary to prevent eviction of the Member from his or her principal residence or to avoid foreclosure on the mortgage of his or her principal residence; or

                  (v) the inability of the Member to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of
                           Section 401(k) of the Code.

                  The amount of withdrawal may not be in excess of the amount of the immediate and heavy financial need of the employee, including any amounts necessary to pay any federal, state or local income taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the distribution.

                  In evaluating the relevant facts and circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.

         (d) As a condition for Hardship, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). To demonstrate such necessity, the Member who requests a hardship withdrawal to satisfy a financial need described in (c) above must certify to the Committee, on such form as the Committee may prescribe, that the financial need cannot be fully relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonably liquidation of the Member's assets, (iii) by cessation of Elective Deferrals, or (iv) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Employer or Affiliates or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need. The actions listed are required to be taken to the extent necessary to relieve the hardship but any action which would have the effect of increasing the hardship need not be taken. For purposes of this paragraph (d), there shall be attributed to the Member those assets of the Member's spouse and minor children which are reasonably available to the Member. The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee. If, on the basis of the Member's certification and the supporting documents, the Committee finds it can reasonably rely on the Member's certification, then the Committee shall find that the requested withdrawal is necessary to meet the Member's financial need.

8.02     PROCEDURES AND RESTRICTIONS

         To make a withdrawal, a Member shall give such prior written notice to the Committee as the Committee shall prescribe. A withdrawal shall be made as of the Valuation Date next following the expiration of the notice period. If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Vested Portion of the Member's Accounts on such Valuation Date reduced by the amount of the loan. The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Member's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. Subject to the provisions of Section 9.08, all payments to Members under this Article shall be made in cash as soon as practicable.

                    ARTICLE 9. DISTRIBUTION OF ACCOUNTS UPON
                            TERMINATION OF EMPLOYMENT

9.01     ELIGIBILITY

         Upon a Member's termination of employment the Vested Portion of his or her Accounts, as determined under Article 6, shall be distributed as provided in this Article. Except as otherwise provided in Article 8 and
         Section 9.04, no distributions to a Member are permitted prior to termination of employment of the Member. For purposes of this Article 9 only and except as otherwise provided in Section 12.05, if the Company makes a disposition of assets or of a subsidiary and an Employee becomes an employee of the acquiring entity, no termination of employment will be deemed to occur if the acquiring entity adopts the Plan or otherwise becomes an Employer whose employees accrue benefits under the Plan, if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to, a plan maintained by the acquiring entity in a transaction subject to Code
         Section 414(1) or if, in the case of disposition of assets, the disposition is less than substantially all of the assets used by it in a trade or business. If the Company makes a disposition of assets or of a subsidiary that does not result in a termination of employment, the Committee may direct the Trustee to transfer all or part of the assets in a Member's Accounts directly to the trustee of a qualified retirement plan maintained by the acquiring employer.

9.02     FORM OF DISTRIBUTION

         Distribution of the Vested Portion of a Member's Accounts shall be made to the Member (or to his or her Beneficiary, in the event of death) in a cash lump sum.

9.03     DATE OF PAYMENT OF DISTRIBUTION

         (a) Except as otherwise provided in this Article, distribution of the Vested Portion of a Member's Accounts shall be made as soon as administratively practicable following the later of
                  (i) the Member's termination of employment, (ii) the fifth anniversary of the date on which he or she became a Member, or
                  (iii) the 65th anniversary of the Member's date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i), (ii), or (iii) occurs).

         (b)      A Member whose  employment is terminated  for any reason shall be entitled, upon written request, in accordance with procedures established by the Committee, to receive distribution of the Vested Portion of his or her Account in accordance with the following rules:

                  (i) If the value of the Vested Portion of a Member's Accounts amounts to $5,000 or less, distribution of the Vested Portion shall be made as soon as practicable following the Valuation Date coincident with or immediately following the Member's termination of employment with the Employer and all Affiliates.

                  (ii) Notwithstanding the foregoing provisions of this Section, if the value of the Vested Portion of the Member's Accounts exceeds $5,000 and the Member does not consent in writing within 60 days (or such other period prescribed by the Committee) of his or her Severance Date to an immediate distribution to be made as soon as administratively practicable, distribution of the Vested Portion of the Member's Accounts shall be made as soon as practicable following the Valuation Date coincident with or immediately following the earliest of

                  (A) receipt by the Committee at least 30 days' (or such other period prescribed by the Committee) prior to such Valuation Date of the Member's written request for payment;

                  (B)      the Member's attainment of age 65; or

                  (C)      the Member's death.

                  If Matching Contributions under Section 3.02 shall be allocated to the Member's Accounts following the date on which a distribution is made hereunder, distribution of such Matching Contributions shall be made to the Member or
                  Beneficiary in a single cash sum as soon as practicable following the date on which such allocation is made.

         (c) In the case of the death of a Member before the distribution of his or her Accounts, the Vested Portion of his or her Accounts shall be distributed to the Member's Beneficiary as soon as administratively practicable following the Valuation Date coincident with or next following the Member's date of death.

         (d) Except as provided in the following sentence, if the value of the Vested Portion of a Member's Accounts exceeds $5,000, an election by the Member to receive an earlier distribution made pursuant to paragraph (b) shall not be valid unless the written election is made (i) after the Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and (ii) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Committee clearly informs the Member that he or she has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

                  (ii) the Member, after receiving the notice, affirmatively elects a distribution.

         (e)      The amount of a  distribution  made  pursuant to this  Section
                  9.03 shall be determined as of the applicable Valuation Date preceding the actual date of payment.

9.04     AGE 70 1/2 REQUIRED DISTRIBUTION

         (a) In no event shall the provisions of this Article operate so as to allow the distribution of a Member's Accounts to begin later than the April 1 following the calendar year in which he or she attains age 70 1/2, provided that such commencement in active service shall not be required with respect to a Member
                  (i) who is not a 5-percent owner as described in Section 416(i) of the Code and (ii) who attained age 70 1/2 prior to January 1, 1988 or after January 1, 1997.

         (b) In the event a Member is required to begin receiving payments while in service under the provisions of paragraph (a) above, a Member shall receive annual payments of the minimum amount necessary to satisfy the minimum distribution requirements of
                  Section 401(a)(9) of the Code. Such minimum amount will be determined on the basis of the joint life expectancy of the Member and his or her Beneficiary. Such life expectancy will be recalculated once each year; however, the life expectancy of the Beneficiary will not be recalculated if the Beneficiary is not the Member's spouse. The amount of the withdrawal shall be allocated among the Investment Funds in proportion to the value of the Member's Accounts as of the date of each withdrawal.

         The commencement of payments under this Section 9.04 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member's subsequent termination of employment, payment of the Member's Accounts shall be made in accordance with the provisions of Section 9.02.

9.05     PROOF OF DEATH AND RIGHT OF BENEFICIARY OR OTHER PERSON

         The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.06     DISTRIBUTION LIMITATION

         Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with
         Section 401(a)(9) of the Code.

9.07     STATUS OF ACCOUNTS PENDING DISTRIBUTION

         Until distributed under Section 9.03 or 9.04, the Accounts of a Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan and the Member shall retain investment transfer rights as described in Section 4.05 during the deferral period. However, such Member shall not be entitled to borrow from his or her Accounts after his or her Severance Date.

9.08     DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly by the Plan to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this Section:

         (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income;

         (b) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

         (c) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

         (d) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

         In the event that the provisions of this Section 9.08 or any part thereof ceases to be required by law as a result of subsequent legislation or otherwise, this Section 9.08 or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

9.09     TRANSFER TO OTHER QUALIFIED PLANS

         If the Company makes a disposition of assets or a disposition of a subsidiary that does not (a) result in a termination of employment under this Article 9 or (b) qualify for a distribution under the provisions of Section 12.05, the Committee may direct the Trustee to transfer all or part of the assets in a Member's Accounts directly to the trustee of a qualified retirement plan maintained by the acquiring employer.

                       ARTICLE 10. ADMINISTRATION OF PLAN

10.01    APPOINTMENT OF COMMITTEE

         The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Committee shall signify his or her acceptance by filing written acceptance with the Board of Directors and the Secretary of the Committee. Any member of the Committee may resign by delivering his or her written resignation to the Board of Directors and the Secretary of the Committee.

10.02    DUTIES OF COMMITTEE

         The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

10.03    INVESTMENT COMMITTEE

         The Committee has appointed members who may be employees of the Company to serve on the Investment Committee, which committee shall have the responsibility for selecting the Investments under the Plan and monitoring the performance of such Funds. The Committee delegates to the Investment Committee all of its fiduciary responsibilities under the Plan and ERISA in connection with the selection and monitoring of the Investment Funds offered under the Plan.

10.04    INDIVIDUAL ACCOUNTS

         The Committee shall establish or cause to be established and shall maintain, or cause to be maintained, records showing the individual balances in each Member's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.05    MEETINGS

         The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.06    ACTION OF MAJORITY

         Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by a11 members of the Committee at the time in office.

10.07    COMPENSATION AND BONDING

         No member of the Committee shall receive any compensation from the Plan for his or her services as such, although members of the Board of Directors appointed to the Committee who are not Employees shall be compensated at the customary fee payable by the Company for attendance at committee meetings. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.08    ESTABLISHMENT OF RULES

         Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have discretionary authority to construe and interpret the Plan and to make factual determinations (including, but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

10.09    PRUDENT CONDUCT

         The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his or her conduct of a similar situation.

10.10    SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY

         Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

10.11    LIMITATION OF LIABILITY

         The Employer, the Board of Directors, the directors of an Employer, the members of the Committee, and any officer, Employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.12    INDEMNIFICATION

         The members of the Committee, the Board of Directors, and the directors, officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

10.13    APPOINTMENT OF INVESTMENT MANAGER

         The Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Committee shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

10.14    NAMED FIDUCIARY

         For purposes of ERISA, the members of the Committee shall be the named fiduciaries of the Plan.

10.15    VALUATION DATE

         The Committee shall establish procedures for determining the Valuation Dates which shall apply for withdrawals, distributions, or other relevant purposes. Valuation Dates need not be the same for all purposes. The Investment Funds shall be valued on each business day.

                         ARTICLE 11. MANAGEMENT OF FUNDS

11.01    TRUST AGREEMENT

         All the funds of the Plan shall be held by a Trustee appointed from time to time by the Board of Directors under a trust agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying Plan expenses not paid directly by the Employer. An Employer shall have no liability for the payment of benefits under the Plan nor for the administration or management of the funds paid over to the Trustee.

11.02    EXCLUSIVE BENEFIT RULE

         Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Employer. No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

                  ARTICLE 12. AMENDMENT, MERGER AND TERMINATION

12.01    AMENDMENT OF PLAN

         The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. The Committee may amend the Plan (a) to conform the Plan with governmental regulations or requirements in order to allow the Plan to maintain its qualified status under the applicable provisions of the Code, (b) to comply with any state or federal statutes or regulations, which in the opinion of counsel necessitates amendment of the Plan and (c) to make any other changes to the Plan, provided such changes would not significantly increase the cost of the Plan, change the level of benefits provided under the Plan or modify the underlying policy reflected by the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. Any action to amend the Plan by the Board of Directors shall be taken in such manner as may be permitted under the by-laws of the Company, and any action to amend the Plan by the Committee shall be taken at a meeting held in person or by telephone or other electronic means of by unanimous written consent in lieu of a meeting.

12.02    MERGER, CONSOLIDATION, OR TRANSFER

         The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

12.03    ADDITIONAL PARTICIPATING EMPLOYERS

         (a) If any company is or becomes an Affiliate, the Board of Directors may include the Employees of that Affiliate in the membership of the Plan upon appropriate action by that Affiliate necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

         (b) Any Affiliate may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Members in the employ of that Affiliate, and any unpaid balances of the Accounts of all Members who have separated from the employ of that Affiliate, shall be determined by the Committee. Those funds shall be distributed as provided in Section 12.04 if the Plan with respect to such Affiliate should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

12.04    TERMINATION OF PLAN

         (a) The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Member's Accounts shall be distributed, as the Committee shall direct, to him or her or for his or her benefit or continued in trust for his or her benefit,

         (b) Upon termination of the Plan, Elective Deferrals, with earnings thereon, shall only be distributed to Members if (i) neither the Employer nor an Affiliate establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph
                  (B), or subparagraph (F) thereof). For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in
                  Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliate (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.

12.05    DISTRIBUTION  OF  ACCOUNTS  UPON  A  SALE  OF  ASSETS  OR A  SALE  OF A
         SUBSIDIARY

         Upon the disposition by an Employer of at least 85 percent of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business or upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Elective Deferrals, with earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Employer maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code, (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof), and
         (d) payment is made by the end of the second calendar year following the calendar year in which the disposition occurred.

                         ARTICLE 13. GENERAL PROVISIONS

13.01    NONALIENATION

         Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

         (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

         (b)      is made pursuant to a State domestic relations law,

         (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

         (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a qualified domestic relations order", as determined by the Committee.

         Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is less than $5,000 such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $5,000, it may be paid as soon as practicable following the qualification of the order if the order provides for such immediate payment and the alternate payee consents thereto; otherwise it may not be payable before the earlier of (i) the Member's termination of employment or (ii) the Member's attainment of age 50.

13.02    CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

         The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Member or potential Member of the Plan.

13.03    FACILITY OF PAYMENT

         If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or because he or she is a minor, the Committee may direct that any benefit due him or her, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

13.04    INFORMATION

         Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under the Plan, shall file with the Committee the information that it shall require to establish his or her rights and benefits under the Plan.

13.05    TOP-HEAVY PROVISIONS

         (a)      The  following  definitions  apply to the  terms  used in this
                  Section:

                  (i) "applicable determination date" means the last day of the preceding Plan Year;

                  (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

                  (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Sections 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's Statutory Compensation from the Employer or an Affiliate;

                  (iv) "non-key employee" means any Employee who is not a key employee;

                  (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

                  (vi) "required aggregation group" means any other qualified plan(s) of the Employer or an Affiliate in which there are members who are key employees or which enable(s) the Plan to meet the requirements of
                           Section 401(a)(4) or 410 of the Code; and

                  (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliate in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Company's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Member under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

         (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

                  (i)      In  lieu of the  vesting  requirements  specified  in
                           Section 6.02, a Member shall be vested in, and have a nonforfeitable right to, his or her Matching Contribution Account in accordance with the following schedule:

                                                              NONFORFEITABLE
                           YEARS OF VESTING SERVICE             PERCENTAGE
                             less than 2 years                      0%
                                    2 years                        20
                                    3 years                        40
                                    4 years                        60
                              5 or more years                     100


                           provided that in no event shall the Vested Portion of his or her Matching Contribution Account be less than the Vested Portion determined under Section 6.02.

                  (ii) An additional Employer contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under
                           Section 3.02 for the Plan Year (and not needed to meet the contribution percentage test set forth in
                           Section 3.09) would otherwise be less than 3 percent of his or her remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.01 and 3.02 for the Plan Year (disregarding any contributions made under
                           Section 3.13 for the Plan Year) would be less than 3 percent, that lesser percentage shall be substituted for "3 percent" in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph (ii), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him or her by any other qualified pension plan of the Employer or an Affiliate. If a Member (or an Employee eligible to become a Member) is covered under one or more qualified defined contribution plans in addition to the Plan, the minimum contribution may be made under such other plan or plans. For the purposes of this subparagraph
                           (ii), remuneration has the same meaning as set forth in Section 3.11(c).

         (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

                  (i) If a Member has completed at least three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in paragraph (b)(i) shall continue to be applicable.

                  (ii) If a Member has completed at least two, but less than three, years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 6.02 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member's Matching Contribution Account be less than the percentage determined under paragraph (b)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

13.06    DISPOSITION OF UNCLAIMED BENEFITS

         In the event that any check in payment of benefits under the Plan remains outstanding at the expiration of six months from the date of mailing of such check to the last known address of the payee, the Committee shall notify the Trustee to stop payment of all such outstanding checks and to suspend the issuance of any further checks, if any, to such payee. If, during the two-year period (or such other period as specified by the Committee) from the date of mailing of the first such check, the Committee cannot establish contact with the payee by taking such action as it deems appropriate and the payee does not make contact with the Committee, the amount due such payee shall be forfeited and used to reduce the Employer contributions. Upon such cancellation, the Plan and the trust shall have no further liability therefor except that, in the event such person or his or her beneficiary later notifies the Committee of his or her whereabouts and requests the payment or payments due to him or her under the Plan, the amount so applied shall be paid to him or her in accordance with the provisions of the Plan.

13.07    WRITTEN ELECTIONS

         Any elections, notifications or designations made by a Member pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the Committee under rules uniformly applicable to all employees similarly situated. The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan. In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

13.08    CONSTRUCTION

         (a) The Plan shall be construed, regulated and administered under ERISA and the laws of the State of the State of New Jersey, except where ERISA controls.

         (b) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.